Exhibit (h)(5)(ii)

AMENDMENT

TO

FEE WAIVER AND EXPENSE REIMBURSEMENT AGREEMENT

This amendment (the “Amendment”) to Fee Waiver and Expense Reimbursement Agreement is made as of the 10th day of March, 2009 by and between AQR Funds, on behalf of each Fund listed on Appendix A, and AQR Capital Management, LLC.

WHEREAS, the parties hereto have entered into a Fee Waiver and Expense Reimbursement Agreement (the “Agreement”) dated as of December 10, 2008, as amended; and

WHEREAS, the parties hereto wish to amend Appendix A of the Agreement in order to revise the list of funds covered by the Agreement.

NOW, THEREFORE, for good and adequate consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. AMENDMENT OF APPENDIX A. Appendix A of the Agreement is hereby amended by deleting it in its entirety and replacing it with the Appendix A attached hereto.

2. Except as modified hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

AQR CAPITAL MANAGEMENT, LLC

By:	/s/ Bradley Asness
Name: Bradley Asness Title: Principal & General Counsel

AQR FUNDS

By:	/s/ Brendan Kalb
Name: Brendan Kalb Title: Secretary

APPENDIX A

(Amended as of March 10, 2009)

FUNDS AND EXPENSE CAPS

Name of Fund	Class	Expense Cap	Date
AQR Global Equity Fund	N	1.20%	December 31, 2010

AQR Global Equity Fund	I	0.85%	December 31, 2010

AQR Global Equity Fund	Y	0.50%	December 31, 2010

AQR International Equity Fund	N	1.25%	December 31, 2010

AQR International Equity Fund	I	0.90%	December 31, 2010

AQR International Equity Fund	Y	0.55%	December 31, 2010

AQR International Small Cap Fund	N	1.60%	April 30, 2010

AQR International Small Cap Fund	I	1.25%	April 30, 2010

AQR International Small Cap Fund	Y	1.00%	April 30, 2010

AQR Emerging Markets Fund	N	1.60%	April 30, 2010

AQR Emerging Markets Fund	I	1.25%	April 30, 2010

AQR Emerging Markets Fund	Y	1.05%	April 30, 2010

AQR Equity Plus Fund	N	1.60%	April 30, 2010

AQR Equity Plus Fund	I	1.20%	April 30, 2010

AQR Small Cap Core Fund	N	1.40%	April 30, 2010

AQR Small Cap Core Fund	I	1.20%	April 30, 2010

AQR Small Cap Growth Fund	N	1.50%	April 30, 2010

AQR Small Cap Growth Fund	I	1.20%	April 30, 2010

AQR Diversified Arbitrage Fund	N	1.50%	April 30, 2010

AQR Diversified Arbitrage Fund	I	1.20%	April 30, 2010

AQR Momentum Fund	L	0.49%	April 30, 2011

AQR Small Cap Momentum Fund	L	0.65%	April 30, 2011

AQR International Momentum Fund	L	0.65%	April 30, 2011